Exhibit 10.3

RESTRICTIVE COVENANT AGREEMENT

This Restrictive Covenant Agreement (this “Agreement”) is made and entered into as of [DATE], by and between Information Services Group, Inc. (“ISG”) and [NAME] (the “Restricted Person”).

RECITALS:

WHEREAS, the Restricted Person acknowledges that ISG and its Affiliates (as defined below) (collectively, the “Company”) is engaged in a continuous program of research, design, development, production, marketing and servicing with respect to its businesses and the services it provides to its clients; and

WHEREAS, the Restricted Person further acknowledges that: (i) the protections set forth in this Agreement constitute an essential premise of the willingness of ISG to grant the Restricted Person shares of common stock of ISG (the “Equity Awards”), and (ii) it is essential to the success of the Company that the Restricted Person enter into the protections set forth herein and the holders of common stock of ISG and the business of the Company would suffer significant and irreparable harm by the Restricted Person competing with the business of the Company for a period of time after any termination of employment of the Restricted Person; and

WHEREAS, the Restricted Person agrees that the restrictions set forth herein are reasonable and necessary in order to protect the goodwill, confidential information and other legitimate business interests of the Company and its Affiliates.

NOW, THEREFORE, in consideration of all of the foregoing, and the mutual terms, covenants, agreements and conditions hereinafter set forth, the Company and the Restricted Person hereby agree as follows:

1.                                       Definitions.  The following terms shall have the following meanings:

“Affiliate” means (a) each Person directly or indirectly controlling, controlled by or under direct or indirect common control with ISG, and (b) each other Person of which the Company is a direct or indirect beneficial holder of at least 10% of any class of the Equity Interests; provided, that, for purposes of Sections 4 and 5 and the definition of “Competition” herein only, the definition of “Affiliate” shall, at any date of determination thereof, include only such Affiliates that also: (i) conduct, operate, carry out, engage in or are involved in, (ii) have conducted, operated, carried out, engaged in or been involved in at any time during the 24 months prior to such date of determination, or (iii) are, or at any time during the 12 months prior to such date of determination have been, actively considering becoming involved in a practice area, line of business or other business endeavor that is substantially similar to any practice area, line of business or other business endeavor of the Company.

“Cause” shall mean “Cause” as such term may be defined in any employment agreement or other severance agreement in effect at the time of termination of employment between the Participant and ISG or any of its subsidiaries, or, if there is no such employment or severance agreement, “Cause” shall mean, with respect to a Participant: (a) willful and continued failure to perform his or her material duties with respect to ISG or its subsidiaries which continues beyond ten business days after a written demand for substantial performance is delivered to the Participant by ISG or any of its subsidiaries; (b) any act involving fraud or material dishonesty in connection with the business of ISG or its subsidiaries; (c) a material violation of the Company’s code of conduct or other policy; (d) assault or other unlawful act of violence; or (e) conviction of, or a plea of nolo contendere to, any felony whatsoever or any misdemeanor that would preclude employment under the Company’s hiring policy.

“Competition” shall mean when a Person (including, without limitation, the Restricted Person) engages (alone or in concert with any other Person) in, or provides assistance to any Person or entity that engages in, any of the following activities:

(i)                                     conducts, operates, carries out or engages in the business of advising and/or facilitating third parties with respect to the sourcing of business processes or technology processes, functions and assets; or

(ii)                                  conducts, operates, carries out, engages in or is involved in any established practice areas which ISG or any of its Affiliates conducts, operates, carries out, engages in or is involved in during the Restricted Period, in any geographic area in which such business may be conducted by ISG or any of its Affiliates.

“Compete” and “Competitor” shall have correlative meanings.

“Confidential Information” means any and all information of the Company that is not generally known by others with whom they Compete or do business, or with whom any of them plans to Compete or do business and any and all information, that is not publicly known, which if disclosed, would assist in Competition with ISG or any of its Affiliates.  Confidential Information includes without limitation any information relating to (i) the development, research, testing, marketing and financial activities of ISG and each of its Affiliates, (ii) the products and services of ISG and each of its Affiliates, (iii) the costs, sources of supply, financial performance and strategic plans of ISG and each of its Affiliates, (iv) the identity and special needs of the customers and clients of ISG and each of its Affiliates, and (v) the people and organizations with whom ISG and each of its Affiliates have business relationships and any non-public details of those relationships. Confidential Information also includes any information that the Company or any of its Affiliates have received, or may receive hereafter, belonging to customers or clients or others with any understanding, express or implied, that the information would not be disclosed. Notwithstanding the foregoing, Confidential Information does not include any information generally available to, or known by, the public (other than as a result of disclosure in violation of this Agreement or any other non-disclosure obligation).

“Contractual Obligation” means, with respect to any Person, any contract, deed, mortgage, lease, license, commitment or other agreement or understanding, whether written or oral, or other document or instrument to which or by which such Person is a party or otherwise subject to bound or to which or by which any property or right of such Person is subject or bound.

“Equity Interests” means (a) any capital stock share partnership or membership interest, unit of participation or other similar interest (however designated) in any Person and (b) any option, warrant, purchase right, conversion right, exchange rights or other Contractual Obligation which would entitle any Person to acquire any such interest in such Person or otherwise entitle any Person to share in the equity, profit, earnings, losses or gains of such Person (including stock appreciation, phantom stock, profit participation or other similar rights.

“Governmental Order” means any order, writ judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority.

“Governmental Authority” means any United States federal, state or local or any foreign government or political subdivision thereof, or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power of any court or tribunal (or any department, bureau or division thereof), or any arbitrator or arbitral body.

“Legal Requirement” means any United States federal, state or local or foreign law, statute, standard, ordinance, code, rule, or regulation, or any Governmental Order or any similar provision having the force or effect of law.

“Person” shall mean any “person” or “group” within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended.

“Restricted Period” shall mean the period beginning on the date hereof and ending on the second anniversary of any termination of employment of the Restricted Person.

2.                                       Protection of Confidential Information.

(a)                                  The Restricted Person acknowledges that the success of ISG and each of its Affiliates depends on the continued preservation of Confidential Information possessed by the Restricted Person.

(b)                                 The Restricted Person hereby agrees that he or she will not at any time on or after the date of this Agreement, directly or indirectly, without the prior written consent of the Company or its Affiliates, as applicable, disclose or use, any Confidential Information involving or relating to ISG or any of its Affiliates or their respective businesses, except as may be reasonably required in the performance of his or her duties and responsibilities, of ISG and each of its Affiliates (as applicable).

(c)                                  Notwithstanding the foregoing, the provisions of this Section 3 will not prohibit the Restricted Person’s retention of copies of personal records relating specifically to his or her employment with ISG or any of its Affiliates (applicable), including information regarding his or her compensation and benefits, nor shall the foregoing prohibit disclosure (i) pursuant to any applicable Legal Requirement so long as reasonable prior notice is given of such disclosure and a reasonable opportunity is afforded to ISG or its Affiliates, as applicable, to contest the same, or (ii) made in connection with the enforcement of any right or remedy relating to this Agreement.

3.                                       Non-Interference with Business Relationships.

(a)                                  During the Restricted Period, the Restricted Person will not directly or indirectly, as a director, equity holder, officer, employee, employer, principal, agent, manager, consultant, independent contractor, advisor or otherwise:

(i)                                     make any statements or perform any acts intended to interfere with or harm, or which the Restricted Person should reasonably expect would interfere with or harm, any interest of ISG or any of its Affiliates in their relationships and dealings with existing or potential customers or clients;

(ii)                                  make any statements, or do any acts, intended to cause, or which the Restricted Person should reasonably expect would cause, or which in fact cause, any customer or client of ISG or any of its Affiliates to make use of the services of any business or Person in which the Restricted Person has or expects to acquire any interest (whether as a director, equity holder, officer, employee, employer, principal, agent, manager, consultant, independent contractor, advisor or otherwise), is or expects to become an employee, officer or director, or has received or expects to receive any remuneration (whether as a director, equity holder, officer, employee, employer, principal agent, manager consultant, independent contractor, advisor or otherwise), if such statements or acts would result or would be reasonably likely to result in such customer or client ceasing to do business, or diminishing its business relationship, with ISG or any of its Affiliates; or

(iii)                               engage, alone or in concert with any Person, in Competition with, or own any interest in, perform any services for, participate in or be connected with any business, organization or other Person which engages in Competition with ISG or any of its Affiliates in any geographic area in which any business was or is carried on by ISG or any of its Affiliates (A) as of the date of this Agreement or (B) during the Restricted Period; provided, however, that the provisions of this Section 4(a)(iii) shall not be deemed to prohibit the Restricted Person’s ownership of not more than five percent (5%) of the total shares of all classes of stock outstanding of any publicly held company in which the Restricted Person has no participation in the management or direction (other than as a passive shareholder).

(b)                                 In the event that the Restricted Person engages in activities that would not violate Section 4 at the time such activities are commenced, but subsequent to the Restricted Person’s commencement of such activities and during the Restricted Period, ISG or any of its Affiliates become engaged in these activities (provided that such activities were either (x) commenced by ISG or any of its Affiliates at any time during the term of the Restricted Person’s employment by ISG or any of its Affiliates or (y) under active consideration by ISG or any of its Affiliates at any time during the term of the Restricted Person’s employment) will immediately cease with activities at the request of the Company, except to the extent necessary to fulfill existing contractual obligations to a customer or client.

4.                                       Non-Solicitation.  During the Restricted Period, the Restricted Person will not directly or indirectly, as a director, equity holder, officer, employee, employer, principal, agent, manager, consultant, independent contractor, advisor or otherwise:

(a)                                  employ or solicit for employment, or advise or recommend to any other Person that they employ or solicit employment, or otherwise materially assist any other Person in employing or soliciting for employment, any employee of ISG or any of its Affiliates; or

(b)                                 solicit or encourage any employee of ISG or any of its Affiliates to leave the employ of the Company or any of its Affiliates or to do any act that is disloyal to ISG or any of its Affiliates, is inconsistent with the interests of ISG or any of its Affiliates or violates of any provision of this Agreement or any Contractual Obligation such employee has with ISG or any of its Affiliates of which the Restricted Person has knowledge.

For purposes of this Section 5, an individual will be considered to be an employee of ISG or any of its Affiliates if he or she is employed by or providing services to (including as a contractor or consultant), or was at any time within six (6) months prior to the conduct that is prohibited by this Section 5 employed by or provided services to, ISG or any of its Affiliates.

5.                                       Reasonableness of Restrictions.

(a)                                  The Restricted Person acknowledges that his or her experience, capabilities and circumstances are such that the restrictions contained in this Agreement will not prevent him or her from earning a livelihood.  The Restricted Person acknowledges that he or she has carefully read and considered all the terms and conditions of this Agreement and agrees that they are necessary for the reasonable and proper protection of the Company.  The Restricted Person further agrees that the restrictions referred to in this Agreement are reasonable in duration, geographic area and scope and subject matter and are properly required for the adequate protection of the businesses of ISG and each of its Affiliates.

(b)                                 The execution of this Agreement by the Restricted Person and the performance by the Restricted Person of the obligations hereunder will not breach or be in conflict with any other Contractual Obligation to which the Restricted Persons is a party or is bound.  The Restricted Person is not now subject to any covenant against competition or similar covenants or any Governmental Order or Legal Requirement that would affect such Restricted Person’s performance of the obligations of this Agreement.

6.                                       Enforcement.  The Restricted Person hereby acknowledges and agrees that in the event of any violation of the terms of Sections 3, 4 or 5, the Restricted Person shall immediately surrender and forfeit all Equity Awards; provided, that in the event the Restricted Person has transferred all or any portion of shares of common stock of ISG received under such Equity Awards, the Restricted Person shall be required to pay to the Company an amount equal to the proceeds received in respect of such transfer of shares, on a net after-tax basis.  The Restricted Person further acknowledges that if the Restricted Person were to breach any of the terms and conditions of this Agreement the damage to the Company would be irreparable.  The Restricted Person therefore agrees that the Company shall, in addition to any other remedies available to each of them, be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Restricted Person of any of the terms and conditions of this Agreement, without having to post a bond.

7.                                       Notices.

(a)                                  Until ninety (90) days after the conclusion of the Restricted Period, the Restricted Person shall give notice to the Company of each new business activity the Restricted Person plans to undertake (each such notice, a “New Business Activity Notice”, other than such activities that are undertaken for or on behalf of ISG or any of its Affiliates, at least twenty (20) days prior to beginning any such activity, provided, however, that the Restricted Person will not be obligated to provide information to the Company that would place the Restricted Person in violation of other confidentiality agreements to which the Restricted Person is a party as long as each such confidentiality agreement was entered into for legitimate business purposes not related to the existence of this Agreement and the obligations of the Restricted Person hereunder. Such notice shall state the name and address of the Person for whom such activity is to be undertaken and the nature of the Restricted Person’s business relationship(s) and position(s) with such Person.

(b)                                 The Restricted Person shall, from time to time, provide the Company with such other pertinent information concerning his or her business activities as the Company may reasonably request in order to determine his other continued compliance with the terms and conditions of this Agreement; provided, however, that the Restricted Person will not be obligated to provide information to the Company that would place the Restricted Person in violation of other confidentiality agreements to whether the Restricted Person is a party as long as each such confidentiality agreement was entered into for legitimate business purposes not related to the existence of this Agreement and the obligations of the Restricted Person hereunder.

(c)                                  In the event that the Restricted Person properly delivers a New Business Activity Notice in the manner provided hereunder and the Company does not notify the Restricted Person of its desire for other information regarding the new business activity described in the New Business Activity Notice pursuant to the Company’s rights under Section 8(a) and (b) or of its objection to such business activity in each case within fifteen (15) days of the receipt by the Company of such New Business Activity Notice, the Restricted Person may begin to engage in the business activity so described from and after the expiration of such 15 day period.  Notwithstanding the foregoing, in no event shall the expiration of such 15 day period or the engagement by the Restricted Person in any new business activity be construed as a waiver of the rights of ISG and/or each of its Affiliates under this Agreement or for any way limit or diminish the obligations of the Restricted Person provided for in the other terms and conditions of this Agreement.

8.                                       Further Assurances.  From and after the date of this Agreement, upon the request of either the Restricted Person or ISG of each of its Affiliates, each of the parties hereto will do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyance and other instruments and papers as may be reasonably required or appropriate to carry out the obligations contemplated by this Agreement.

9.                                       Severability.

(a)                                  If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified.

(b)                                 The parties further agree that if any part of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part by reason of any rule of law or public policy, and cannot be modified in accordance with Section 11(a), above, such part shall be deemed to be severed from the remainder of this Agreement for the purpose only of the particular legal proceedings in question, and all other covenants and provisions of this Agreement shall in every other respect continue in full force and effect, and no covenant or provision shall be deemed dependent upon any other covenant or provision.

10.                                 Miscellaneous.

(a)                                  Waiver.  Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

(b)                                 Entire Agreement; Modifications.  This Agreement constitutes the entire and final expression of the agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, between the parties hereto with respect to the subject matter hereof (other than any existing agreement between the Restricted

Person and ISG or any of its subsidiaries concerning an agreement not to compete with, not to solicit employees of, and/or not to disclosure the confidential information of, ISG and/or any of its subsidiaries, with such agreement shall continue to be in full force and effect in accordance with its terms).  This Agreement may be modified or amended only by an instrument in writing signed by both parties hereto.

(c)                                  Relevant Law.  This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware without regard to the conflict of laws principles thereof.

(d)                                 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

11.                                 Acknowledgements.  The Restricted Person represents and acknowledges the following:

(a)                                  He/She has carefully read this Agreement in its entirety;

(b)                                 He/She understands the terms and conditions contained herein;

(c)                                  He/She has had the opportunity to review this Agreement with legal counsel of his/her own choosing and has not relied on any statements made by the Company or its legal counsel as to the meaning of any term or condition contained herein or in deciding whether to enter into this Agreement; and

(d)                                 He/She is entering into this Agreement knowingly and voluntarily.

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IN WITNESS WHEREOF, the Company and the Restricted Person have duly executed and delivered this Agreement as of the day and year first above written.

INFORMATION SERVICES GROUP, INC.:

By:
Name:
Title:

Restrictive Covenant Agreement

Signature Page

IN WITNESS WHEREOF, the Company and the Restricted Person have duly executed and delivered this Agreement as of the day and year first above written.

RESTRICTED PERSON:

By:
Name:
Title:

Restrictive Covenant Agreement

Signature Page